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Exhibit 99.2

905-726-7197	Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-7448

PRESS RELEASE
MAGNA ENTERTAINMENT CORP.

MEC DISTRIBUTING PREMIUM NORTH AMERICAN CONTENT
IN LADBROKES BETTING SHOPS

March 14, 2006, Aurora, Ontario, Canada...... Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.SV.A) today announced that it has reached an agreement for its Austrian subsidiary to distribute premium North American horse racing content directly to Ladbrokes' licensed betting shops throughout the U.K. and Ireland.

        The service is being provided to Ladbrokes Xtra, a new betting environment being rolled out to approximately 2,000 Ladbrokes shops across the U.K. and Ireland, and features premier racing content from both MEC and other quality North American tracks.

        "This is a great opportunity to build direct relationships between high-quality U.S. tracks and the largest distribution network in the U.K.," said Tom Hodgson, President and Chief Executive Officer of MEC. "As British betting shops turn to international racing to extend their product offerings, we believe there is great potential to build U.S. racetrack brands with some of the most avid fans in the world."

        "Ladbrokes Xtra is an exciting new initiative for us which is focused on creating an entirely new customer experience within our shops," said Richard Ames, Retail Commercial Director of Ladbrokes. "One of the centerpieces of this service will be U.S. racing, and we are delighted to have MEC on board as a partner supplying top-quality U.S. content."

        Magna Entertainment Corporation (MEC) is North America's largest owner and operator of horse racetracks, based on revenue. It develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering system, and Horse Racing TV(R), a 24-hour horse racing television network, as well as RaceONTV™ and MagnaBet™ internationally.

        Ladbrokes, the betting and gaming division of Hilton Group plc, is the world's biggest bookmaker. It provides its customers with a 24-hour a day, 7-days a week service via over 2,500 licensed betting shops in the UK, Ireland and Belgium, state of the art call centers in London and Liverpool and its interactive services. Over 1 million registered customers from 160 countries bet on the internet with Ladbrokes.

        This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding: our strategies and plans; expectations as to financing and liquidity requirements and arrangements; expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain redevelopment projects, transactions or other objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new racetracks or other developments, products and services; expectations as to the timing and receipt of government approvals and regulatory changes in gaming and other racing laws and regulations; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates, beliefs or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

        Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in the light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements.

        Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information please contact:
Richard Peden
Vice-President, Content Management
Magna Entertainment Corp.
Phone: 905-726-7004

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PRESS RELEASE MAGNA ENTERTAINMENT CORP.